ITS LOGO
                                                  4703 SHAVANO OAK, SUITE 102,
                                                  SAN ANTONIO,  TEXAS 78249;
                                                  (210) 479-3756


                                LOCKUP AGREEMENT


         Whereas, International Test Systems, Inc. ("ITS") has filed a Registration Statement with the Securities and Exchange Commission under which it intends to sell common stock, class A warrants, and class B warrants (together the "Securities");

         Whereas, ITS believes that its ability to sell such securities will be enhanced if the individuals party hereto agree to refrain from selling their current shareholdings in ITS subject to the terms and Conditions set forth herein;

         Whereas, the individual parties hereto are substantial shareholders in ITS and are amenable to having their share holdings being so restricted as they believe that a public offering will be beneficial for ITS;

         Now therefore, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Prohibitive Transfers. Each of the individual parties hereto, hereby agrees that during the period commencing on the date when the Registration Statement with respect to the above-noted Securities is declared, or deemed to be effective, under the Securities Act of 1933, as amended and associated rules thereunder, and for a period of one year thereafter (such one year period being the "Lockup Period"), not to offer pledge, sell, assign, transfer, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly any Securities, without the prior consent of ITS. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the transfer of any Securities by gift or bequest or through inheritance, so long as the donee or beneficiary agrees in writing to be bound by the foregoing restriction.

2. Successors and assigns: The restrictions set forth herein shall be binding upon the parties, their successors, assigns, legal representatives, distributees, and any other person, whether a natural person or a legal entity, who shall be vested with any interest in the Securities. However, this Agreement cannot be assigned by any party except by or with the written consent of ITS. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

3. Transfer Agent. The Company's transfer agent shall be notified of the restrictions imposed by this Agreement and shall place such restrictions in its books and records.

4. Governing law and submission to jurisdiction: By their execution below, the parties hereto acknowledge that this Agreement shall be governed by the internal laws of the State of

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


     New York, determined without reference to principles of conflicts of laws, and that any legal proceeding with respect to this Agreement shall be subject to the jurisdiction of the federal and/or state courts located in the Borough of Manhattan, New York.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

6. Further Agreements. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further actions as any other party may reasonably require in order to effectuate the term and purposes of this Agreement.

7. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by both of the parties.

8. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

9. Counterparts and Facsimile Delivery: This Agreement may be executed in one or more counterparts with all such counterparts to constitute but one and the same agreement, and facsimile transmission of signature pages shall be effective as manual delivery thereof.

10. Minimum Price. Notwithstanding the foregoing, no shareholder may offer or sell shares for less than $0.50 per share at any time.

Dated as of April 26, 2000

                                              INTERNATIONAL TEST SYSTEMS, INC.


                                              By:

                                              /s/ Carey G. Birmingham
                                              -----------------------
                                              Name:  Carey G. Birmingham
                                              Title:    Chief Executive Officer
-----------------------
Carey G. Birmingham
  (______ Shares)



-----------------------
R.Scott Barter
  (_______50,000 Shares)

Unifund Financial Group, Inc.
By R.Scott Barter


-----------------------
R.Scott Barter, President
   (_________ Shares)


-----------------------
Douglas Harrison-Mills
  (50,000 Shares)


-----------------------
Sheila Corvino
  (50,000 Shares)


-----------------------
Brad Smith
  (50,000 Shares)


Kaplan Gottbetter & Levenson, LLP


-----------------------
Adam Gottbetter
(50,000 Shares)


-----------------------
Harold Halcrow
  (10,000 Shares)


-----------------------
Harris Schiff
  (10,000 Shares)


-----------------------
Federico Brown
  (5,000 Shares)



-----------------------
Arthur Gager
  (2,500 Shares)


                                   Page 3 of 3